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                                                                 Exhibit (a)(4)

MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY
NEW YORK, NEW YORK 10036

                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock

                                      AND

                       All Outstanding Shares of Series A
                          Cumulative Convertible Stock

                                       OF

                             HARCOURT GENERAL, INC.

                                       AT

              $59.00 NET PER SHARE FOR EACH SHARE OF COMMON STOCK

                                      AND

  $77.29 NET PER SHARE FOR EACH SHARE OF SERIES A CUMULATIVE CONVERTIBLE STOCK

                                       BY

                               REH MERGERSUB INC.
                          a wholly owned subsidiary of

                               REED ELSEVIER INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                     12:00 MIDNIGHT, NEW YORK CITY TIME, ON
            THURSDAY, DECEMBER 7, 2000, UNLESS THE OFFER IS EXTENDED

                                                                November 8, 2000
To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

     We have been appointed by REH Mergersub Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Reed Elsevier Inc., a Massachusetts corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Shares"), and all outstanding shares of series A cumulative convertible stock, par value $1.00 per share (the "Preferred Shares," and together with the Common Shares, the "Shares"), of Harcourt General, Inc., a Delaware corporation (the "Company"), at a purchase price of $59.00 per Common Share, net to the seller in cash, without interest thereon, and $77.29 per Preferred Share, net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 8, 2000 (the "Offer to Purchase") and the related Letter of Transmittal enclosed herewith (which, together with any amendments or supplements thereto, collectively constitute the "Offer").
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     The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Common Shares which, together with any Shares owned, directly or indirectly, by Parent or Purchaser, or any subsidiary or controlled affiliate, represent on the date of purchase, at least a majority in voting power of the then outstanding shares of Common Shares (on a fully diluted basis) and (ii) any approvals, clearances or waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other requisite or advisable approvals, clearances or waiting periods under any other material antitrust laws applicable to the Offer, the Merger or the subsequent transaction between Parent and The Thomson Corporation (as described in the Offer to Purchase) having been obtained, expired or been terminated. The Offer is also subject to other conditions.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Offer to Purchase;

     2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;

     3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     4. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or if such certificates and all other required documents cannot be delivered to Citibank, N.A. (the "Depositary"), or if the procedures for book-entry transfer cannot be completed on a timely basis;

     5. A form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     6. Return envelope addressed to the Depositary; and

     7. The Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 7, 2000, UNLESS THE OFFER IS EXTENDED.

     Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers. Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Thursday, December 7, 2000.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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